Exhibit 10.4

AGREEMENT IN CONNECTION WITH CONTINUATION OF CERTAIN EQUITY AWARDS

October 5, 2012

THIS AGREEMENT IN CONNECTION WITH CONTINUATION OF CERTAIN EQUITY AWARDS (this "Agreement") is entered into effective as of October 5, 2012 by and between Daniel C. Staton (“Staton”) and FriendFinder Networks Inc., a Nevada corporation (the “Company,” and, collectively with Staton, the “Parties”).

WITNESSETH:

WHEREAS, the Parties have entered into that certain Amended and Restated Employment Agreement, dated April 24, 2012 (the "Employment Agreement"); and

WHEREAS, Staton's employment under the Employment Agreement has terminated as of October 5, 2012; and

WHEREAS, effective October 5, 2012 Staton and the Company have entered into the consulting agreement (the "Consulting Agreement"); and

WHEREAS, Staton has been granted equity awards pursuant to: (i) STOCK OPTION AGREEMENT, dated as of April 24, 2012, between Staton and the Company, (ii) RESTRICTED STOCK GRANT AGREEMENT, dated as of May 16, 2012, by and between Staton and the Company; (iii) STOCK OPTION AGREEMENT, dated as of July 7, 2008, by and between Staton and the Company; and (iv) any and all other additional award agreements between Staton and the Company (collectively, the "Award Agreements").

NOW THEREFORE, in consideration of Staton's entering into the Consulting Agreement and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Award Agreements are hereby amended to provide that references to termination of employment or other similar terms in the Award Agreements shall refer to termination of Staton's services under the Consulting Agreement.  For avoidance of doubt, termination of Staton's employment on October 5, 2012 shall not be deemed to be a "termination" for purposes of any Award Agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first above written.

FRIENDFINDER NETWORKS INC. By: /s/ Anthony Previte Name: Anthony Previte Title: Chief Executive Officer and President DANIEL C. STATON /s/ Daniel C. Staton